Exhibit 99.2


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                                          PRELIMINARY
                                          -----------

                                THIRD QUARTER PER SHARE RESULTS(1)

                                     WESTERN RESOURCES, INC.
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                                       Earnings(2)       Adj. Earnings(3)      Cash Flow(4)
Quarter Ended September 30,           1999     1998       1999      1998       1999     1998
Utility(5)                           $1.28    $1.08      $1.36     $1.16      $1.90    $1.69
ONEOK                                 0.12     0.10       0.12      0.10       0.12     0.10
Other (Net of Interest on
  Unallocated Debt)                  (0.10)   (0.11)     (0.10)    (0.11)     (0.10)   (0.11)
Earnings Before Non-Operating
  COLI and Non-Recurring Events      $1.30    $1.07      $1.38     $1.15      $1.92    $1.68
Non-Operating COLI                   (0.02)    0.01      (0.02)     0.01      (0.02)    0.01
Non-Recurring Events -
  Western Resources                  (0.02)   (0.02)     (0.02)    (0.02)     (0.02)   (0.02)
     Total Earnings per Share        $1.26    $1.06      $1.34     $1.14      $1.88    $1.67

(1) All third quarter 1999 information is estimated and does not include any financial results from Protection One.  The per share line of business results reported herein, while determined on a consistent basis compared to prior year, do not include certain consolidating adjustments, which will be made when final consolidated line of business earnings are reported.
(2) Line of business reporting does not reflect intercompany eliminations.
(3) Earnings + goodwill amortization.
(4) Earnings + depreciation and amortization.
(5) Interest expense is allocated on $1.9 billion of debt.
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